EXHIBIT 23.1

LAFLEUR BROWN LLP BARRISTERS AND SOLICITORS

                                                       National Bank Building
                                                       150 York St
                                                       14th Floor
                                                       Toronto, Ontario
                                                       Canada
July 20, 2001                                          M5H 3S5

Stake Technology Ltd.                                  Telephone
2838 Highway 7                                         (416) 869-0994
Norval, Ontario
L0P 1K0                                                Fax:
                                                       (416) 362-5818

                  Re: Stake Technology Ltd. Form S-3 Registration Statement 5,358,794 Common Shares without par value ("Common Shares").

Dear Ladies and Gentlemen:

            We have acted as Canadian counsel for Stake Technology Ltd. (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company under the Securities Act of 1933 of the United States relating to the sale by the selling Shareholders named in the Registration Statement. You have requested our opinion with respect to the matters set forth below.

            In our capacity as your Canadian counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Common Shares and of the Warrants exerciseable into Common Shares to the selling Shareholders and, in addition, we have made such legal and factual examinations of the corporate records of the Company and applicable laws as we have considered necessary or appropriate in the circumstances.

            We are opining herein only as the effect on the subject Common Shares of the Canada Business Corporations Act and we express no opinion with respect to the applicability thereto or the effect thereon, of the laws of any other jurisdiction.

            Subject to the foregoing, it is our opinion that as of the date of this opinion, the Common Shares have been duly authorized, validly issued and are fully paid and non-assessable.

            We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the captions "Legal Matters" and "Enforceability of Civil Liabilities" in the Prospectus and "Indemnification of Directors and Officers" and "Exhibits" in Part II of the Registration Statement.

Yours very truly,

LAFLEUR BROWN LLP


/s/ Michael Armstrong, Q.C.

           LAFLEUR BROWN